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                                                                      Exhibit 21

                              HUBBELL INCORPORATED
                                AND SUBSIDIARIES

                       LISTING OF SIGNIFICANT SUBSIDIARIES

                                         State or Other      Percentage
                                         Jurisdiction of      Owned By
                                          Incorporation      Registrant
                                          -------------      ----------
     Anderson Electrical Products, Inc.     Delaware             100%

     The Kerite Company                     Connecticut          100%

     Hubbell, Ltd.                          England              100%

     Hubbell Canada Inc.                    Canada               100%

     The Ohio Brass Company                 Delaware             100%

     Hubbell Incorporated (Delaware)        Delaware             100%

     Hubbell Industrial Controls, Inc.      Delaware             100%

     Gleason Reel Corp.                     Delaware             100%

     Harvey Hubbell Caribe, Inc.            Delaware             100%

     Hubbell Lighting, Inc.                 Connecticut          100%

     Pulse Communications, Inc.             Virginia             100%

     Hipotronics, Inc.                      Delaware             100%

     A. B. Chance Industries, Inc.          Delaware             100%

     Fargo Mfg. Company, Inc.               New York             100%